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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of RiboGene, Inc. pertaining to the 1998 Non-Officer Equity Incentive Plan and the 1997 Equity Incentive Plan of our report dated February 12, 1999, with respect to the financial statements of RiboGene, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                              ERNST & YOUNG LLP
Palo Alto, California
July 29, 1999